ADMINISTRATIVE SERVICES AGREEMENT

     This Agreement is made as of the 1st day of February, 2002, by and between INVESCO Funds Group, Inc. ("INVESCO"), and Midland National Life Insurance Company ("Midland"), an Iowa corporation, collectively, the "Parties."

                                   WITNESSETH:

     WHEREAS, INVESCO serves as the administrator for the INVESCO Variable Investment Funds, Inc. (the "Company"); and

     WHEREAS, Midland has entered into an agreement, dated February 1, 2002, with the Company, INVESCO Distributors, Inc. and INVESCO (the " Fund Participation Agreement") pursuant to which the Company will make shares of certain of its managed portfolio of securities ("Portfolios") available to certain variable life insurance and/or variable annuity contracts offered by Midland through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Fund Participation Agreement; and

     WHEREAS, the Fund Participation Agreement provides that the Company will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Company's (or the Portfolios') prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract Owners") who have allocated any Contract value to a Portfolio; and

      WHEREAS, the Fund Participation Agreement provides that Midland, at its expense, will provide various administrative and shareholder contact services with respect to prospective and actual Variable Contract Owners of Midland; and

     WHEREAS, the Fund Participation Agreement makes no provision for the rate at which each party shall incur expenses in connection with the servicing of Contract Owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract Owner inquiries regarding a Portfolio; and

     WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract Owners; and

     WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;

     NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

      I. SERVICES PROVIDED
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Midland agrees to provide services to the Company and INVESCO including the following:

a) responding to inquiries from Midland Contract Owners using one or more of the Portfolios as an investment vehicle regarding the services performed by Midland as they relate to INVESCO, the Company or its Portfolios;

b) providing information to INVESCO or the Company and to Contract Owners with respect to shares attributable to Contract Owner accounts;

c) communicating directly with Contract Owners concerning INVESCO or the Company's operations;

e) providing such similar services as INVESCO or the Company may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

      II. EXPENSE ALLOCATIONS
          -------------------

Subject to Section  III  hereof,  and the  provisions  of Article IV of the Fund
Participation Agreement, Midland or its affiliates shall initially bear the costs of the following:

a)   printing  and   distributing  all  Fund  Materials  to  be  distributed  to prospective Contract Owners except as may otherwise be provided in the Fund Participation Agreement;

b) printing and distributing all sales literature or promotional material developed by Midland or its affiliates and relating to the Contracts;

c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement.

      III. PAYMENT OF EXPENSES
           -------------------

In recognition of the substantial savings in administrative expenses to INVESCO and the Company by virtue of having a sole shareholder, Midland, and having that shareholder be responsible for the servicing of the Contract Owners, INVESCO will pay an administrative service fee to Midland, as described below:

a) INVESCO shall pay to Midland an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Midland, at the annual rate of 0.25% on the aggregate net assets placed by Midland in the Portfolios of the Company designated in Schedule B of the Fund Participation Agreement, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by Midland pursuant to
     Section II hereof. The payment of the Quarterly Fee shall commence on the date first indicated above.

b) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of Midland in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by another Party in good faith.

c)   This  Agreement  shall not  modify any of the  provisions  of Article IV or
     Article VI of the Fund Participation Agreement, but shall supplement those provisions.

      IV. TERM OF AGREEMENT
          ------------------

This Agreement shall continue in effect for so long as Midland or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Company or its Portfolios, and continues to perform in a similar capacity for the Company and INVESCO.

      V.  CONFIDENTIALITY
          ---------------

Each party agrees to maintain all information about the other party that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.

      VI.  INDEMNIFICATION
           ---------------

(a) Midland agrees to indemnify and hold harmless the Company and INVESCO, and their officers, employees, and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Midland under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company or INVESCO in the performance of its duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

(b) The Company and INVESCO agree to indemnify and hold harmless Midland and its officers, employees, and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company or INVESCO under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Midland in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

      VII. NOTICES
           -------

Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, CO 80237
Attn: Ronald L. Grooms, Senior Vice President
FAX: 303 930-6541

Midland National Life Insurance Company
One Midland Plaza
Sioux Falls, SD   57193-0001
Attn:  Stephen P. Horvat

      VIII. APPLICABLE LAW
            --------------

Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

      IX. EXECUTION IN COUNTERPARTS
          -------------------------

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

      X. SEVERABILITY
         ------------

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

      XI. RIGHTS CUMULATIVE
          -----------------

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

      XII. HEADINGS
           --------

The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

INVESCO FUNDS GROUP, INC.              MIDLAND NATIONAL LIFE INSURANCE COMPANY



By:  /s/Ronald L. Grooms               By:  /s/John J. Craig
     ----------------------------           ----------------------------
Ronald L. Grooms                       Name:  John J. Craig
                                              --------------------------
Senior Vice President & Treasurer      Title: President
                                              --------------------------



INVESCO VARIABLE INVESTMENT FUNDS, INC.



By:  /s/Ronald L. Grooms
     -------------------------------
Ronald L. Grooms

Treasurer